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                                                                     EXHIBIT 11


                      CAREDATA.COM, INC. AND SUBSIDIARIES
                  STATEMENTS OF COMPUTATION OF PER SHARE LOSS
                    (in thousands, except per share amounts)


                                                                      THREE MONTHS                        NINE MONTHS
                                                                      ------------                        -----------
                                                                    ENDED SEPTEMBER 30,                ENDED SEPTEMBER 30,
                                                                    -------------------                -------------------
                                                                   2000              1999             2000               1999
                                                                 --------           ------          ---------           -------

Net loss attributable to common stock                            $ (6,831)          $   11          $ (37,794)          $(1,234)
                                                                 ========           ======          =========           =======

Weighted average number of common shares outstanding                8,314            8,215              8,277             7,757
                                                                 ========           ======          =========           =======

Net loss per share of common stock - basic                       $  (0.82)          $ 0.00          $   (4.57)          $ (0.16)
                                                                 ========           ======          =========           =======

Shares used in net loss per diluted share calculation:
   Weighted average number of common shares outstanding             8,314            8,215              8,277             7,757
   Dilutive securities                                                 --              749                 --                --
                                                                 --------           ------          ---------           -------
                                                                    8,314            8,964              8,277             7,757
                                                                 ========           ======          =========           =======

Net loss per share of common stock - diluted                     $  (0.82)          $ 0.00          $   (4.57)          $ (0.16)
                                                                 ========           ======          =========           =======


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